Exhibit 3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, $0.01 par value per share, of ENDO Pharmaceuticals Holdings Inc., and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 27th day of July, 2007.

D. E. SHAW SYNOPTIC PORTFOLIOS 2, L.L.C.
By: D. E. SHAW & CO., L.L.C., as Managing Member

By: /s/Anne Dinning________________________
Name: Anne Dinning
Title: Managing Director

D. E. SHAW VALENCE PORTFOLIOS, L.L.C.
By: D. E. SHAW & CO., L.P., as Managing Member

By: /s/Anne Dinning_________________________
Name: Anne Dinning
Title: Managing Director

D. E. SHAW COMPOSITE PORTFOLIOS, L.L.C.
By: D. E. SHAW & CO., L.L.C., as Managing Member

By:/s/Anne Dinning__________________________
Name: Anne Dinning
Title: Managing Director

D. E. SHAW INVESTMENT MANAGEMENT, L.L.C.
By: D. E. SHAW & CO., L.P., as Managing Member

By: /s/Anne Dinning_________________________
Name: Anne Dinning
Title: Managing Director

D. E. SHAW & Co., L.L.C.
By: /s/Anne Dinning________________________
Name: Anne Dinning
Title: Managing Director

D. E. SHAW & Co., L.P.
By: /s/Anne Dinning_______________________
Name: Anne Dinning
Title: Managing Director

DAVID E. SHAW
By:/s/Anne Dinning___________________________
Name: Anne Dinning
Title: Attorney-in-Fact for David E. Shaw